UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

August 20, 2026
Date of report (Date of earliest event reported)

RENASANT CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804-4827
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (662) 680-1001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $5.00 par value per share	RNST	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.
Appointment of Catherine Mealor as Chief Financial Officer and Retirement of James C. Mabry IV
On August 25, 2026, Renasant Corporation (“Renasant”), the parent company of Renasant Bank (the “Bank”), announced that the Renasant and Bank Boards of Directors have appointed Catherine Mealor as Executive Vice President of Renasant and Senior Executive Vice President of the Bank, effective as of October 5, 2026, and as Chief Financial Officer of each of Renasant and the Bank, effective as of January 1, 2027. In addition, Renasant announced that, effective as of December 31, 2026, James C. Mabry IV will retire as the Chief Financial Officer of Renasant and the Bank. Mr. Mabry informed the Renasant Board of Directors (the “Board”) on August 20, 2026 of his intent to retire. Finally, Renasant announced the Board’s intention to nominate Mr. Mabry for election to the Board at the 2027 Annual Meeting of Shareholders (the “2027 Annual Meeting”), in accordance with the Board’s standard procedures for the nomination of individuals for election.
Ms. Mealor will join Renasant and the Bank on October 5, 2026, reporting to Mr. Mabry until his retirement as Chief Financial Officer and her assumption of such role. After January 1, 2027, Mr. Mabry will continue as Executive Advisor, where, among other things, he will assist Ms. Mealor in her transition to the Chief Financial Officer role. He is expected to serve in this role until the 2027 Annual Meeting.
Ms. Mealor, 44, is a Managing Director, Equity Research, for Keefe, Bruyette, and Woods, A Stifel Company (“KBW”), where she was responsible for small and mid-cap research coverage for banks in the Southeast. Ms. Mealor has more than 20 years of experience in analyzing financial services institutions and began her career at KBW as an Analyst within KBW’s investment banking department in 2003. Ms. Mealor has served on FASB’s Investor Advisory Council since September 2021 and serves on the Williams School Board of Advisors at Washington and Lee University. She graduated from Washington and Lee University and currently lives in and will office out of Atlanta, Georgia.
There are no family relationships between Ms. Mealor and any director or executive officer of Renasant or the Bank, nor are there any arrangements or understandings between Ms. Mealor and any other person pursuant to which she was appointed to her positions at Renasant and the Bank. As of the date hereof, there are no transactions in which Renasant is a participant and in which Ms. Mealor, any member of her immediate family or businesses with which they are associated has a direct or indirect interest that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.
Mealor Employment Agreement
On August 25, 2026, Ms. Mealor entered into an employment agreement with Renasant governing the terms of her employment as Executive Vice President and Chief Financial Officer of Renasant and Senior Executive Vice President and Chief Financial Officer of the Bank, to commence on October 5, 2026 (the “Employment Agreement”). The following information summarizes the material terms and conditions of the Employment Agreement; this summary is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
The initial term of the Employment Agreement is two years. After the expiration of the initial term, the Employment Agreement will automatically extend for successive one-year renewal periods, unless either Renasant or Ms. Mealor provides not less than 60 days’ prior written notice to the other that the Employment Agreement will not be renewed.
Ms. Mealor will receive a base salary of $600,000 per year, subject to annual adjustment, and a signing award consisting of $400,000 in cash and shares of Renasant common stock with a value of $450,000, with the actual number of shares awarded to be based on the closing sales price of Renasant common stock on October 2, 2026, the last business day preceding the award date. If Renasant terminates Ms. Mealor’s employment without “cause” (as defined in the Employment Agreement) or Ms. Mealor resigns and such resignation is not a “constructive termination” (as defined in the Employment Agreement), then (1) if such termination occurs prior to October 5, 2027, Ms. Mealor must repay the cash signing bonus in full and (2) if such termination occurs between October 5, 2027 and October 4, 2028, Ms. Mealor must repay 50% of the cash signing bonus, in either case within 30 days of termination. The stock award will vest ratably over two years, provided that on each vesting date (the annual anniversary of Ms. Mealor’s employment with Renasant) Ms. Mealor is, and since the effective date of the Employment Agreement has continuously been, employed by Renasant. If Ms. Mealor’s employment terminates before the award vests, the award will be forfeited to and cancelled by Renasant, unless her termination is on account of death, “disability” (as defined in the Renasant 2020 Long-Term Incentive Compensation Plan, as amended (the “LTIP”)) or involuntary termination without “cause” (as defined in the LTIP), in which event the award will be settled on a pro rata basis. If a “change in control” (as defined in the LTIP) occurs before her award vests, Ms. Mealor’s award (1) if assumed, will continue to vest in accordance with its terms, unless her employment is terminated during the 24-month period following the change in control either involuntarily without “cause” or for “good reason” (as defined in the LTIP), in which event her award will fully vest on her termination date or (2) may be settled in consideration of a cash payment. In all other respects, her award is subject to the terms and conditions of the LTIP.
For periods beginning on and after January 1, 2027, Ms. Mealor is eligible to receive annual performance-based cash bonuses under Renasant’s Performance-Based Rewards Plan (the “PBRP”), with a target bonus of 75% of her base salary (and threshold and superior bonuses of 37.5% and 150% of base salary, respectively), and equity compensation under the LTIP, with a value equal to her base salary, in each case as approved by the Compensation Committee of the Board. Ms. Mealor is also eligible to participate in the plans and arrangements available to executive officers and employees of Renasant, including a tax-qualified 401(k) plan, various insurance benefits and deferred compensation plans. Finally, Ms. Mealor will receive certain perquisites, including a monthly car allowance, a housing allowance to cover expenses for periods Ms. Mealor works in Tupelo, Mississippi, and country club dues.
In the event Ms. Mealor is terminated without “cause” or is “constructively terminated” or if prior to October 4, 2029 she separates from service upon the expiration of the Employment Agreement because Renasant furnished notice of non-renewal, then (1) she will receive a cash payment equal to her base compensation for the remainder of the employment term, but not less than 12 months, and her bonus under the PBRP in the target amount, pro-rated to reflect the period of service prior to her termination, and (2) her outstanding equity awards will vest in accordance with the terms of the LTIP (generally on a pro rata basis). In addition, Ms. Mealor will receive monthly premium reimbursements if she or her eligible dependents elect continuation coverage under the Renasant group medical plan for the lesser of the remainder of the employment term or the actual period of continuation coverage.
In the event Ms. Mealor is “constructively terminated” or terminated without “cause” within the 24-month period following a change in control, (1) she will receive (a) a cash payment in an amount equal to 2.99 times the sum of her base compensation and average annual cash bonus for the two whole calendar years preceding the change in control (if such termination occurs prior to Ms. Mealor’s receipt of PBRP bonuses for two whole fiscal years, then her target bonus for the year in which the change in control occurs will be substituted for any whole fiscal year with respect to which she did not receive a PBRP bonus) and (b) monthly premium reimbursements under the Renasant group medical plan for the lesser of 18 months or the actual period of continuation coverage, and (2) her outstanding equity awards will vest or be otherwise settled in accordance with the terms of the LTIP. The amount payable to Ms. Mealor in these circumstances is subject to reduction in the event the aggregate payments she would receive on account of the change in control would exceed the threshold determined under Section 280G of the Internal Revenue Code of 1986, as amended.
The Employment Agreement contains other customary terms, including standard covenants prohibiting the solicitation of employees and customers during the two-year period following Ms. Mealor’s termination of employment for any reason. Ms. Mealor is also prohibited from competing against Renasant for the one-year period following her termination of employment for any reason, except that if she is terminated without cause or constructively terminated within 24 months following a change in control, the prohibition on competition extends for two years. The Employment Agreement also includes a covenant protecting the use and disclosure of Renasant’s confidential information that applies at all times during her employment and thereafter, regardless of the reason for her separation.
Mabry Compensation Arrangement
Until his retirement as Chief Financial Officer on December 31, 2026, Mr. Mabry’s compensation will remain unchanged, including any performance-based compensation that does not settle until the first quarter of 2027. Upon his transition to Executive Advisor on January 1, 2027, Mr. Mabry will continue to receive his base salary in effect on

December 31, 2026, and he will be eligible to receive a cash bonus under the PBRP at the target level of performance (75% of his base salary), prorated to reflect his service during the year and payable following the termination of his employment as of the 2027 Annual Meeting; Mr. Mabry will not receive additional awards under the LTIP in respect of his employment.
Cautionary Note Regarding Forward-Looking Statements:
This report may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.
Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. Management believes that the assumptions underlying Renasant’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in Renasant’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov. Renasant expressly disclaims any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Item 7.01    Regulation FD Disclosure.
On August 25, 2026, Renasant issued a press release announcing the appointment of Catherine Mealor as Chief Financial Officer of Renasant and Renasant Bank, effective January 1, 2027, and James C. Mabry IV’s retirement as Chief Financial Officer, effective December 31, 2026, and his transition to an executive advisor role. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are being filed or furnished herewith, and this list shall constitute the exhibit index:

Exhibit No.	Description of Exhibit
10.1	Executive Employment Agreement dated August 25, 2026, by and between Renasant Corporation and Catherine Mealor
99.1	Press release dated August 25, 2026 issued by Renasant Corporation
104	The cover page of Renasant Corporation’s Form 8-K is formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION
Date: August 25, 2026	By:	/s/ Kevin D. Chapman
Kevin D. Chapman
President and Chief Executive Officer